EXHIBIT 10.1

                                  PUT AGREEMENT

         This PUT AGREEMENT ("AGREEMENT") is made as of October 12, 2004, by and between LION Inc., a Washington corporation (the "COMPANY"), and the undersigned stockholders (each a "STOCKHOLDER," and collectively, the "STOCKHOLDERS") of Tuttle Risk Management Services Inc., a Delaware corporation ("TRMS").

                                    RECITALS

         A. Effective as of the date hereof, TRMS is merging with and into LION Acq. LLC, a Washington limited liability company and wholly-owned subsidiary of the Company (the "MERGER"), pursuant to the Agreement of Merger, dated October 12, 2004, among the Company, LION Acq. LLC, TRMS, the principal stockholders of TRMS, and Anthony Berris, as Stockholders' Representative (the "MERGER AGREEMENT").

         B. By virtue of the Merger, each outstanding share of TRMS common stock will be converted into a right to receive a promissory note and shares of the Company's common stock, all in accordance with the terms and conditions of the Merger Agreement.

         C. As an inducement to TRMS to enter into the Merger Agreement and consummate the transactions contemplated therein, the Company has agreed to grant the Stockholders the right to require the Company, in certain circumstances, to purchase the shares of the Company's common stock issuable to the Stockholders in the Merger (the "PUT SHARES").

                                    AGREEMENT

         In consideration of the foregoing and the respective covenants and agreements set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

              1. GRANT OF PUT RIGHT. Subject to the terms and conditions hereof, the Company grants to each Stockholder the right to require the Company to purchase the Put Shares (the "PUT") at a purchase price per share equal to the closing bid price for the Company's common stock, as reported on the OTC Bulletin Board, on the last business day before the effective date of the Put Notice (as defined in Section 2) (the "PUT PRICE") at any time or from time to time beginning one year after the closing date of the Merger; PROVIDED, that a Stockholder may exercise the Put only if and to the extent that such Stockholder is unable to resell the Put Shares in the public market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. The Put shall be personal to each Stockholder and shall not be assignable or transferable, except that the Put may be transferred in connection with and to the extent of any transfer of the Put Shares by bequest to such transferee.

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              2. EXERCISE OF PUT. Subject to the terms and conditions hereof, a
Stockholder may exercise the Put with respect to all or part of his Put Shares by delivering a written notice to the Company, requesting that the Company purchase the specified number of Put Shares at the Put Price (the "PUT NOTICE").

              3. CLOSING. Closing of each purchase by the Company upon exercise of a Put under this Agreement (the "CLOSING") shall occur not later than 15 business days after delivery of an eligible Put Notice to the Company. On or before the date of Closing, the Stockholder shall deliver to the Company the certificate or certificates evidencing the Put Shares being purchased by the Company, either with stock powers for each such certificate or certificates endorsed in blank, and the Company shall deliver to the Stockholder the entire Put Price of the Put Shares being purchased by check or wire transfer to the Stockholder's order at the Closing.

              4. LIMITATIONS ON ABILITY TO PURCHASE. If the Company may not lawfully purchase all of the Put Shares specified in a Put Notice, or is limited by the provisions of Section 5, then the Company shall purchase only that number of Put Shares with respect to which the Company then may purchase in compliance with applicable law and in accordance with Section 5 hereof. The Company shall inform the Stockholder in writing at such time thereafter as the Company may lawfully purchase the remainder of such Put Shares. The Company shall purchase any such Put Shares previously specified in a Put Notice within 10 business days after the date of the Company's notice to the Stockholder, at the Put Price as of the effective date of the Put Notice, unless the stockholder, by notice delivered to the Company before Closing, elects to revoke such Put Notice. Subject to Section 5, if the Company receives a Put Notice from other Stockholders in the interval between its receipt of the first Put Notice and the related Closing, then the Company shall apply its available funds to purchase the Put Shares subject to all Put Notices that it receives pro rata, in proportion to the number of Put Shares subject to each such Put Notice.

              5. FURTHER ACTIONS; CONSENTS. The Company shall do all acts and execute all documents necessary to enable the Company to consummate the purchase of the Put Shares upon exercise of a Put, provided that such acts do not unreasonably interfere with the Company's business, as determined in good faith by the board of directors of the Company, including obtaining all necessary waivers and amendments of any agreements or instruments that may restrict the right of the Company to purchase the Put Shares. If, however, any lender or other party whose consent is required to enable the Company to purchase the Put Shares refuses to consent to the Company's purchase of the Put Shares on the terms set forth herein, then the Company shall purchase the Put Shares on terms as similar to the terms set forth in this Agreement as such consenting party permits, including any subordination terms as the consenting party may require; provided, that the Company shall make commercially reasonable efforts to obtain from such lender or party the consent to the Company's purchase of the Put Shares pursuant to the terms hereof.

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              6. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earlier of (a) the sale or transfer (except transfers by bequest) of all Put Shares by the Stockholders, (b) the completion of any merger, share exchange or other transaction in which the Company is not the surviving or continuing entity or that results in any person or group of affiliated persons owning capital stock that has the voting power to elect a majority of the Company's directors if such person or group did not have such power before the completion of the transaction, or (c) two years from the date of the closing of the Merger.

              7. OTHER PROVISIONS.

                 A. NOTICES. Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

         TO THE COMPANY                        TO THE STOCKHOLDERS

         LION, Inc.                            To the addresses set forth on the
         4700 - 42nd Ave. S.W.                         the signature page hereto
         Suite 430
         Seattle, WA 98116
         Fax:  (206) 577-1441

         Attention:  Randall D. Miles,
                     Chairman and CEO

                 B. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                 C. ASSIGNMENT; PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither party may assign its respective rights and duties under this Agreement without the prior written consent

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of the other party, except as described in Section 1 and except that the Company may assign its rights and duties hereunder to a successor-in-interest.

                 D. AMENDMENT AND MODIFICATION. The parties may amend or modify this Agreement only by a written amendment signed by the Company and all the Stockholders.

                 E. GOVERNING LAW; VENUE. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

                 F. ATTORNEYS' FEES. The prevailing party in any litigation to interpret or enforce any provision of this Agreement shall be entitled to reimbursement from the non-prevailing party of the prevailing party's costs, including reasonable attorneys' fees, incurred in such litigation.

                 G. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties, or any of them, with respect to the subject matter hereof.

                 H. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [Signature pages follow]


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         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Put Agreement as of the date and year first above written.

                                     LION, INC.



                                     /s/ RANDALL MILES
                                     -------------------------------------------
                                     By: Randall Miles
                                     Its: Chairman and Chief Executive Officer


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                                       STOCKHOLDERS

                                       By: /s/
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                                           Name

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                                           Title (if applicable)


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                                           Address


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                                           Address


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                                           Facsimile No. (if available)



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